 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet as at November 30, 2013

Statement of Operations for the three months ended November 30, 2013

Statement of Operations for the year ended August 31, 2013

Notes to the Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On March 21, 2014 (the “Closing Date”), Ironwood Gold Corp. ("IROG") closed a voluntary share exchange transaction (the “Exchange Transaction”) with The Wilderness Way Adventure Resort, Inc. ("WW") and the shareholders of WW. As a result of the Exchange Transaction, the WW stockholders acquired 3,600,000,000 of the issued and outstanding common stock of IROG. In addition, prior to the share exchange, the holders of accounts and notes payable converted $1,257,310 of debt into 362,601,192 shares of common stock of IROG. The Company also executed a $1,000,000, 8% convertible note payable with attached warrants to purchase 2,222,222,400 shares of common stock at $0.22 per share. The note is due March 21, 2016.

The share exchange constitutes a reverse acquisition and is considered to be a capital transaction in substance, rather than a business combination, therefore no goodwill or other intangible assets have been recorded.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements, which management believes are reasonable. The Unaudited Pro Forma Combined Balance Sheet and Combined Statement of Operations, represents the combined financial position and operations of IROG and WW as of November 30, 2013 as if the merger occurred on September 1, 2012. These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of IROG, which are included with this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of IROG and WW had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

THE WILDERNESS WAY ADVENTURE RESORT, INC.
Unaudited Pro forma Combined Condensed Balance Sheet
Presented in Canadian Dollars
November 30, 2013

		The Wilderness			Adjusted
	Ironwood	Way Adventure	Pro forma		Pro forma
	Gold Corp.	Resort, Inc.	Adjustments	Note	Totals

ASSETS

CURRENT ASSETS
Cash	$-	$26,635	$1,000,000	{a}	$1,026,635
Non-trade receivables	-	24,573	-		24,573
Total current assets	-	51,208	1,000,000		1,051,208

LONG-LIVED ASSETS
Property and equipment	-	982,025	-		982,025
TOTAL ASSETS	$-	$1,033,233	$1,000,000		$2,033,233

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,068,241	$120,433	$(231,583)	{b}	$771,664
			(185,427)	{b}
Line of credit	-	-	-		-
Current portion of long-term notes payable	-	48,000	-		48,000
Due to related parties	-	934,577	-		934,577
Convertible notes, related parties, net	764,125	-	(764,125)	{a}	-
Derivative liability	276,284	-	(276,284)	{a}	5,480,111
			5,480,111	{a}
Total current liabilities	2,108,650	1,103,010	4,022,692		7,234,352

LONG-TERM LIABILITIES
Notes payable	-	483,141	-		483,141
TOTAL LIABILITIES	$2,108,650	$1,586,151	$4,022,692		$7,717,493

STOCKHOLDERS' EQUITY
Common stock	33,703	1	3,600,000	{c}	3,633,703
			(1)	{d}
Additional paid-in capital	4,653,844	-	-		4,653,844
Stock subscription payable	63,552	-	-		63,552
Accumulated other comprehensive income	(2,539)	-	2,539	{d}	-
Accumulated deficit	(6,586,484.67)	(390,461)	(8,625,230)	{e}	(15,602,176)
Total stockholders’ equity	(1,837,925)	(390,460)	(5,022,692)		(7,251,077)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-	$1,195,691	$-		$466,416

THE WILDERNESS WAY ADVENTURE RESORT, INC.
Unaudited Pro forma Combined Condensed Statement of Operations
Presented in Canadian Dollars
For the Three Months Ended November 30, 2013

		The Wilderness			Adjusted
	Ironwood	Way Adventure	Pro forma		Pro forma
	Gold Corp.	Resort, Inc.	Adjustments	Note	Totals

REVENUES	$-	$-	$-		$-

OPERATING EXPENSES
Professional fees	-	-	-		-
Executive compensation	-	-	-		-
General and administrative	116,275	57,214	-		173,489
Impairment loss on mineral property	-	-	-		-
Total Operating Expenses	116,275	57,214	-		173,489

LOSS FROM OPERATIONS	(116,275)	(57,214)	-		(173,489)

OTHER INCOME (EXPENSES)
Foreign currency transaction loss	-	6,141	-		6,141
Interest expense	73,560	17,874	(73,560)	{b}	37,874
			20,000	{a}
Gain on extinguishment of debt	-	-	-		-
Loss (gain) on derivative liabilities	(54,472)	-	54,472	{b}	(25,210,038)
			(25,210,038)

Total Other Income (Expenses)	19,088	24,015	(25,209,126)		(25,166,023)

INCOME (LOSS) BEFORE INCOME TAXES	(135,363)	(81,229)	25,209,126		24,992,534
PROVISION FOR INCOME TAXES	-	-	-		-

NET INCOME (LOSS)	$(135,363)	$(81,229)	$25,209,126		$24,992,534

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(81,229)			$0.01

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,000,990,393	1			4,000,990,393

THE WILDERNESS WAY ADVENTURE RESORT, INC.
Unaudited Pro forma Combined Condensed Statement of Operations
Presented in Canadian Dollars
For the Year Ended August 31, 2013 - Ironwood Gold Corp.
For the Period from Inception on November 14, 2012 through August 31, 2013 - The Wilderness Way Adventure Resort, Inc.

		The Wilderness			Adjusted
	Ironwood	Way Adventure	Pro forma		Pro forma
	Gold Corp.	Resort, Inc.	Adjustments	Note	Totals

REVENUES	$-	$-	$-		$-

OPERATING EXPENSES
Professional fees	-	-	-		-
Executive compensation	-	-	-		-
General and administrative	1,525,382	359,164	-		1,884,546
Impairment loss on mineral property	252,625	-	-		252,625
Total Operating Expenses	1,778,007	359,164	-		2,137,171

LOSS FROM OPERATIONS	(1,778,007)	(359,164)	-		(2,137,171)

OTHER INCOME (EXPENSES)
Forgiveness of debt	-	-	-		-
Interest expense	1,371,722	112,526	(1,371,722)	{b}	4,672,637
			4,480,111	{a}
			80,000	{a}
Gain on extinguishment of debt	(22,342)	-	22,342	{b}	-
Loss (gain) on derivative liabilities	(1,560,725)	-	1,560,725	{b}	(195,653,044)
			(195,653,044)

Total Other Income (Expenses)	(211,345)	112,526	(190,881,588)		(190,980,407)

INCOME (LOSS) BEFORE INCOME TAXES	(1,566,662)	(471,690)	190,881,588		188,843,236
PROVISION FOR INCOME TAXES	-	-	-		-

NET INCOME (LOSS)	$(1,566,662)	$(471,690)	$190,881,588		$188,843,236

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(471,690)			$0.05

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,000,990,393	1			4,000,990,393

IRONWOOD GOLD CORP.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.BASIS OF PREPARATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of IROG and WW as of November 30, 2013 as if the acquisition occured on September 1, 2012.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of IROG and WW assuming that the acquisition took place on September 1, 2012.

2. PRO FORMA ADJUSTMENTS

a) On March 21, 2014 the Company entered into a convertible debt agreement with a face value of $1,000,000 that accrues interest at 8 percent annually. The note is due March 21, 2016 and is convertible at $0.18. Attached to the note were warrants to purchase 2,222,222,400 shares of common stock at $0.22 per share.

b) Prior to the share exchange, the holders of accounts and notes payable converted $1,257,310 of debt into 362,601,192 shares of common stock of IROG.

c) Simultaneously with the closing of the exchange transaction, the shareholders of WW received 3,600,000,000 common shares of IROG.

d) These are adjustments to paid in capital and retained deficit to eliminate the IROG additional paid-in capital based on the related exchange ratio inherent in the share exchange agreement.

e) Reclassification entry related to the deficit accumulated in the exploration stage of IROG.